EXHIBIT 99.1

Anaren Notified of Superior Offer for AML Communications, Inc.

SYRACUSE, N.Y., April 6, 2011 (GLOBE NEWSWIRE) -- Anaren, Inc. (Nasdaq:ANEN) today announced that AML Communications, Inc. (AMLJ) advised the Company earlier today that AMLJ has received a formal binding offer from Microsemi Corporation (MSCC) to acquire all of the outstanding shares of AML common stock for $2.50 per share in cash upon the terms and conditions set forth in a proposed Agreement and Plan of Merger (the "Proposed Merger Agreement"). AML also advised Anaren that its Board of Directors determined that Microsemi's offer constitutes a "Superior Offer" within the meaning of the Agreement and Plan of Merger (the "Anaren Merger Agreement") entered into with Anaren dated February 13, 2011, and that the failure of the AML Board of Directors to withdraw or modify its recommendation in favor of the Anaren Merger Agreement would violate the AML Directors' fiduciary duties to AMLJ stockholders under applicable law.

About Anaren:

Anaren designs, manufactures and sells complex microwave components and subsystems for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit www.anaren.com.

The Anaren, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5360

Forward-Looking Statements

The statements contained in this news release which are not historical information are "forward-looking statements." These, and other forward-looking statements, are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed. The risks and uncertainties described below are not the only risks and uncertainties facing Anaren. Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations. If any of the following risks actually occur, our business could be adversely affected, and the trading price of our common stock could decline, and you may lose all or part of your investment.

These known risks and uncertainties with respect to Anaren include, but are not limited to, the unanticipated inability to successfully integrate AML into Anaren's Space and Defense Group if the transaction is completed; the unanticipated loss of key management or technical employees of AML and Anaren; and an impairment of goodwill which increased as the result of Anaren's two acquisitions in fiscal 2009, and which will further increase as the result of the AML acquisition if completed. Other non-acquisition related risks and uncertainties include: Anaren's ability to timely ramp up to meet some of our customers' increased demands; unanticipated delays in successfully completing customer orders within contractually required timeframes; unanticipated penalties resulting from failure to meet contractually imposed delivery schedules and weight limitations, particularly in connection with certain Space & Defense Group contracts; unanticipated costs and damages resulting from replacement or repair of products found to include latent defects; increased pricing pressure from our customers; decreased capital expenditures by wireless service providers; the possibility that Anaren may be unable to successfully execute its business strategies or achieve its operating objectives, generate revenue growth or achieve profitability expectations; successfully securing new design wins from our limited number of OEM customers, reliance on key component suppliers, unpredictable difficulties or delays in the development of new products particularly the Wireless Group's Xinger III, high power resistor, and AIR product lines; the expected need to relocate the Company's Suzhou, China facility in calendar year 2011 due to the expansion of China's mass transit system; order cancellations or extended postponements; the risks associated with any technological shifts away from Anaren's technologies and core competencies; the possibility that Anaren may not be able to recruit sufficient number of RF engineers and other technical personnel; unanticipated impairments of assets including investment values; declines in defense budgets or diversion of defense spending away from Anaren's products and or technologies; and litigation involving antitrust, intellectual property, environmental, product warranty, product liability, and other issues. You are encouraged to review Anaren's 2010 Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and Anaren's Form 10-Q for the second quarter of fiscal year 2011 filed with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren's business and their potential impact on Anaren's revenue, earnings and stock price. Anaren assumes no obligation and does not intend to update or revise these forward-looking statements.

CONTACT: George Blanton, CFO
         315-362-0436